LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement (the "Modification Agreement") is entered into as of this 11th day of September 2008, between the Director of Development of the State of Ohio (hereinafter referred to as "Director") and The Guitammer Company, an Ohio corporation (hereinafter referred to as the "Company").

RECITALS:

A. On April 25, 2008, the Company executed and delivered to the Director a certain Cognovit Promissory Note in the original amount of One Million Eighty-Three Thousand Nine Hundred Fifty-One and No/100 Dollars ($1,083,951.00) (hereinafter referred to as "Note") as part of the loan transaction evidenced by a Loan Agreement dated also dated April 25, 2008 evidencing a loan of such amount (hereinafter referred to as "Loan Agreement") from the Director to the Company.

B. The indebtedness as evidenced by the Note remains unpaid (the "Indebtedness") with a portion of that Indebtedness yet to be disbursed.

C. The Note is secured by a Security Agreement also dated April 25, 2008 (the "Security Agreement") and issued by the Company pursuant to which the Company did grant to the Director a lien and security interest in the Collateral defined therein.

D. In addition to the Note, Loan Agreement and the Security Agreement, the Loan is evidenced by an Escrow Disbursing Agreement, an Intercreditor Agreement, a Subordination Agreement and other documents (collectively the "Loan Documents") each dated as of April 25, 2008.

E. The Company has requested certain modifications to the Loan Documents including a waiver of the limitation of the Company to undertake and complete an initial public offering of its securities.

F. The Director has reviewed the request and has approved modifications to the Loan Documents reflecting the Director's consent to the Company's initial stock offering in amount not to exceed Four Million and No/100 Dollars ($4,000,000.00).

NOW THEREFORE, in consideration of the mutual promises made herein, the benefits accruing to the parties herein, and the obligations hereunder, the parties agree that the Company's Indebtedness shall remain outstanding and become due and payable as required under the Note. The Loan Documents shall be modified to as set forth below.

1. Section 4.2 k of the Loan Agreement shall be deleted in its entirety and replaced with the following:

(k) Public Offering. The Loan and all other amounts payable by the Company under this Agreement and the other Loan Documents (including without limitation, the Loan Participation Fee) shall be due and payable in full if the Company shall undertake and complete an initial public offering of its securities. Notwithstanding the above, the Director has expressly consented to permit the Company to conduct an initial public offering to raise equity in an amount not to exceed Four Million and no/100 Dollars ($4,000,000.00). Such consent is contingent upon any and all agreements necessary to effect the initial public offering to raise equity being completed by June 30, 2009.

2. The Director acknowledges that the initial public offering to raise equity may involve the issuance of new stock as well as the transfer or sale of existing stock, stock options and stock warrants. The Director expressly consents and authorizes the Company to enter into such agreements as are necessary to implement and effect the initial public offering to raise equity in an amount not to exceed Four Million and no/100 Dollars ($4,000,000.00).

3. Within thirty (30) days of completing the initial public offering transaction, the Company shall advise the Director in writing of any and all ownership or organizational changes resulting from the transaction.

4. The Company hereby affirms its liability to the Director under the Loan Agreement and Note and all the Loan Documents as amended.

5. All of the terms and conditions contained in the Loan Agreement and the Loan Documents evidencing and securing the Indebtedness, except as modified by this Modification Agreement, shall remain unchanged, unimpaired and in full force and effect. This Modification Agreement is hereby made part of the original Loan Documents evidencing and securing the Indebtedness.

IN WITNESS WHEREOF, this Modification Agreement has been executed and delivered as of the date first hereinbefore written.

DIRECTOR OF DEVELOPMENT OF THE STATE OF OHIO, ACTING ON BEHALF OF THE STATE

By: Candace M. Jones

Printed Name: Candace M. Jones

Title: Chief Legal Counsel and Ethics Officer

THE GUITAMMER COMPANY
a Ohio corporation

By: Mark A. Luden

Printed Name: Mark A. Luden

Title: President / CEO

STATE OF OHIO)
) SS:
COUNTY OF ~~FRANKLIN~~ Delaware)

The foregoing instrument was acknowledged before me this 19th day of September 2008, by Candace M. Jones, Chief Legal Counsel, on behalf of the Director of Development of the State of Ohio on behalf of Department of Development, State of Ohio.

FLORENCE J. MURRAY
of Ohio
expiration date
R.C.

Florence Murray
Notary Public
My commission expires: no expiration

FLORENCE J. MURRAY
Attorney At Law
Notary Public, State of Ohio
My commission has no expiration date
Sec. 147.03 R.C.

STATE OF OHIO)
) SS:
COUNTY OF Franklin)

The foregoing instrument was acknowledged before me this 11th day of September 2008, by Mark A. Luden, the President/CEO of The Guitammer Company on behalf of the company.

Julie A. Whytsell
Notary Public, State of Ohio
My Commission Expires 8-29-09

Julie A. Whytsell
Notary Public
My commission expires: 8-29-09